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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Specialty Paperboard, Inc. of our report dated November 28, 1995, except for Note 14, which is as of August 28, 1996 relating to the consolidated financial statements of Arcon Holdings Corp., which appears in such Prospectus. We also consent to the references to us under the headings "Experts".



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Melville, New York
February 6, 1997